UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013 (September 3, 2013)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) elected Robert E. Conway as a director of the Company to fill a vacancy on the Board. Mr. Conway was elected for a term expiring at the Company’s 2014 annual stockholders’ meeting. Mr. Conway was also appointed to serve on the Board’s Audit and Compensation Committees. A copy of the press release relating to Mr. Conway’s appointment is attached hereto as Exhibit 99.1.

Mr. Conway served as the Chief Executive Officer and member of the Board of Directors of Array BioPharma from 1999 to 2012. Array is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer and inflammatory diseases. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of Hill Top Research, Inc., from 1996 to 1999. There he managed a network of company-owned research centers, conducting clinical trials for pharmaceutical and biotechnology companies. From 1979 until 1996, Mr. Conway held various executive positions for Corning Inc. including Corporate Vice President and General Manager of Corning Hazleton, Inc., a contract research organization. Mr. Conway serves as the Chairman of Wall Family Enterprise, a leading library and education supplies company. He is on the Board of Directors of PRA International, Inc. and eResearch Technology, Inc. In addition, Mr. Conway is a member of the Strategic Advisory Committee of Genstar Capital, LLC.

In connection with his appointment, and pursuant to the Company’s previously adopted director compensation policy, the Company granted Mr. Conway an option to purchase 1,250 shares of common stock at an exercise price of $1.33 per share, the closing price of the Company’s common stock on September 3, 2013. The option is subject to the terms and conditions of the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”), and the Company’s standard forms of Option Grant Notice and Option Agreement for the Plan, copies of which are filed as Exhibits 10.38 and 10.36 respectively to the Company’s Annual Report on Form 10-K filed on March 26, 2009. The option vests in three annual installments on the annual anniversary of the date of grant, assuming Mr. Conway’s continued service on the Board for such periods.

In connection with Mr. Conway’s election, Mr. Conway and the Company also entered into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors. The Indemnity Agreement generally requires the Company to indemnify Mr. Conway against liabilities incurred in the performance of his duties to the Company to the maximum extent permitted by Delaware corporate law and the Company’s certificate of incorporation and bylaws. The Company’s standard form of Indemnity Agreement is filed as Exhibit 10.52 to its Annual Report on Form 10-K filed on March 26, 2009.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Robert E. Conway Appointed to ARCA biopharma Board of Directors” dated September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2013

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name: Christopher D. Ozeroff
Title: SVP and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Robert E. Conway Appointed to ARCA biopharma Board of Directors” dated September 4, 2013.